EXHIBIT 10.2

Splash Beverage Group, Inc.

1314 E Las Olas Blvd, Suite 221

Fort Lauderdale, Fl, 33301

June 25, 2025

[Insert Recipient Name and Address]

Re: Securities Exchange Letter Agreement

Ladies and Gentlemen:

As of the date hereof, Splash Beverage Group, Inc. (the “Debtor” or the “Company”) and [_________] (the “Holder,” and together with the Debtor, the “Parties”) acknowledge that certain obligations (the “Outstanding Balance”) are currently owed by the Debtor to the Holder under the certain Promissory Note(s) issued by the Company to the Holder (the “Note”).

The Debtor has asked the Holder to exchange its Note and cancel the Outstanding Balance in exchange for a number of shares of a newly designated Series B Convertible Redeemable Preferred Stock (the “Series B”) with such rights, preferences and limitations as are substantially in the Certificate of Designations attached hereto as Exhibit A having a total stated value that is equal to the Outstanding Balance (the “Exchanged Shares”). Upon execution of this letter agreement (this “Letter”) by the Debtor and the Holder and the issuance of the Exchanged Shares by the Debtor to the Holder, the Parties agree that (a) all obligations of the Debtor under the Note and the Outstanding Balance thereof shall be deemed paid and satisfied in full and irrevocably discharged, terminated and released and (b) the Note shall automatically terminate and be of no further force or effect. The Outstanding Balance and the number of Exchanged Shares into which such Outstanding Balance shall be exchanged are set forth on the Holder’s signature page hereto. The Holder covenants and agrees to surrender its Note to the Company.

Each Party acknowledges the confidential nature of the terms and conditions of this Letter and the transactions contemplated hereby (collectively, the “Confidential Information”) and covenants and agrees not to (a) disclose any of such Confidential Information to any person or entity, except to such Party’s affiliates, employees, advisors, and other representatives who need to know the Confidential Information to assist such Party, or act on its behalf, to exercise its rights or perform its obligations under this Letter, or as may be required by applicable law including as required by the rules and regulations of the Securities and Exchange Commission or otherwise requested or required in connection with any valid legal process, including the request or requirement of any regulatory, self-regulatory or governmental agency, or (b) use the Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Letter. Each Party shall be responsible for any breach of this paragraph caused by any of its affiliates, employees, advisors, or other representatives.

In consideration of the covenants, agreements, and undertakings of the Parties under this Letter, each Party, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, members, successors, and assigns (collectively, “Releasors”) hereby releases, waives, and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, agents, representatives, permitted successors, and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Letter arising out of or relating to the Note, except for any Claims relating to rights and obligations preserved by, created by, or otherwise arising out of this Letter.

The Holder represents and warrants to the Company as follows:

(a)        Holder Status. At the time the Holder was offered the Exchanged Shares, it was, as of the date hereof it is and as of the closing date of the transactions contemplated hereby it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933 (the “Securities Act”).

(b)       Own Account. The Holder understands that the Exchanged Shares are and underlying shares of common stock will be “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Exchanged Shares and any underlying shares of common stock as principal for its own account and not with a view to or for distributing or reselling such Exchanged Shares or underlying shares of common stock or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Exchanged Shares or underlying shares of common stock in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Exchanged Shares or underlying shares of common stock in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Holder’s right to sell the Exchanged Shares or underlying shares of common stock pursuant to an effective registration statement or otherwise in compliance with applicable federal and state securities laws).

(c)       Experience of the Holder. The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchanged Shares, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in the Exchanged Shares and, at the present time, is able to afford a complete loss of such investment.

(d)       Access to Information. The Holder acknowledges that it has had the opportunity to review this Letter and all exhibits and schedules hereto and has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Exchanged Shares and the merits and risks of investing in the Exchanged Shares.

(e)       Transactions. The Holder acknowledges and understands that the Company is undertaking or has undertaken a financing transaction in which it is issuing units comprised of shares of a newly designated series of convertible redeemable preferred stock and two classes of accompanying warrants to purchase common stock for total gross proceeds of up to $1,250,000. The Holder acknowledges and agrees that the Exchanged Shares shall be subject to and governed by the terms set forth in Exhibit A, including that such Exchanged Shares shall be non-voting and shall not be convertible into common stock prior to the Company obtaining shareholder approval as required by the rules of the NYSE American.

Each undersigned Party acknowledges and agrees that the transactions contemplated by this Letter are being made in accordance with Section 3(a)(9) of the Securities Act, and that no commission or other remuneration is being paid or given by the Holder to the Debtor in connection herewith and the transactions contemplated hereby other than the Note and the Outstanding Balance represented thereby. The Company agrees that the Holder’s holding period for purposes of Rule 144 under the Securities Act shall tack back to the issuance date of the Note.

Each undersigned Party acknowledges and agrees that the Holder is one of a number of holders of promissory notes (“Notes”) issued by the Company which are receiving shares of Series B in exchange for and in satisfaction of existing amounts owed by the Company to such holders under such Notes. Each such holder (including the Holder) shall receive a number of shares of Series B in exchange for its Note at the same dollar-for-share ratio as is contemplated herein.

This Letter and Exhibit A attached hereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and no party shall be liable or bound to any other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. In the event that any one or more of the provisions of this Letter should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

This Letter may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or by any other electronic means (including DocuSign) complying with the U.S. federal ESIGN Act of 2000 and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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Very truly yours,

DEBTOR:

Splash Beverage Group, Inc.

By:
Name:	Robert Nistico
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED TO

as of the date first set forth above:

HOLDER:

[__________]

By: __________________________________

Name:

Title:

Outstanding Balance: $_____________________

Number of Exchanged Shares (Series B): ____________________